UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 9, 2022, ServiceSource International, Inc. made the following information available to its employees .

Company and Transaction Questions

Q: What did we announce?

A: We announced that ServiceSource has signed a definitive agreement with Concentrix Corporation (Nasdaq: CNXC). Under the agreement, Concentrix will acquire ServiceSource in an all-cash deal as a key component of its strategy to deliver next generation customer experiences.

Q: Who is Concentrix?

A: Concentrix Corporation (Nasdaq: CNXC) is a leading global provider of customer experience (CX) solutions and technology. The company improves business performance for many of the world’s top brands including over 100 of Fortune Global 500 clients and over 125 new economy clients.

Concentrix has more than 290,000+ staff, working from more than 40 countries to deliver next generation customer experiences and help companies better connect with their customers. The company aims to create better business outcomes and help differentiate its clients by reimagining everything CX through Strategy + Talent + Technology. Concentrix provides services to clients in key industry verticals including technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector.

Concentrix’s vision is to be the greatest customer engagement services company in the world, rich in diversity and talent. It was a $5.58 Billion revenue company at the end of its 2021 fiscal year.

Q: Why is Concentrix acquiring ServiceSource?

A: Concentrix has become a market leader in customer experience (CX) solutions and technology and shares our commitment to helping clients transform their customer journey experiences. This acquisition will complement Concentrix’ offerings in a high-value, growing sector of the business, servicing strong pent-up client demand.

From a ServiceSource point of view, this combination will bring new breadth and depth to our vision to transform the B2B customer journey experience, give us the scale to accelerate our growth, and strengthen our ability to deliver strategies and solutions that build relationships and revenues for our clients.

This move also gives our Sourcers the opportunity to become part of a much larger, worldwide industry leader with even more opportunity for career and personal growth. The culture at Concentrix is similar to our own, focused on client success and developing talented employees. We will build on these shared values together to create a single team, unified under the same vision.

Q: Do we compete with Concentrix today?

A: No. Our services are complementary to Concentrix. We bring expertise in sales and customer success, and Concentrix is a leader in CX solutions and technology.

Q: What are the terms of the agreement?

A: You can find the press release issued by ServiceSource announcing the transaction under the Investor Relations section of the ServiceSource website and the press release issued by Concentrix announcing the transaction under the Investor Relations section of the Concentrix website. In addition, you can find the Current Report on Form 8-K related to the entry into the merger agreement on both the ServiceSource website and on the Securities and Exchange Commission’s website at http://www.sec.gov.

Q: When will the acquisition be final?

A: The transaction is expected to close in the second half of fiscal year 2022, and now we will be working to gain stockholder approval and clearing through all of the customary legal and regulatory reviews to close the acquisition. Once this process is complete, we will issue a press release announcing the close.

Q: Will ServiceSource become part of Concentrix or operate as a stand-alone organization?

A: After the acquisition closes, the organizations will operate as one company under the Concentrix name and brand.

Q: Where will company headquarters be located?

A: Concentrix is headquartered in Newark, California, with operations that span the globe in more than 40 countries.

Q: Will we keep our offices?

A: We expect to maintain our current offices and the countries in which we operate, however after the acquisition closes and the two companies begin integrating, we will ensure that our footprint matches the business and client needs of the combined company. We will communicate transparently after the close if any changes will be made.

Q: Does Concentrix support working remotely?

A: Yes. Concentrix employs more than 290,000+ staff and has a widely distributed workforce around the globe with many people working remotely. ServiceSource’s virtual working model gives us the ability to attract and recruit the best talent where it is needed to support client goals. The flexibility of our model is attractive to both our clients as well as Concentrix, and it blends well with the Concentrix culture.

Employee Questions

Q: What does this mean for my future as a ServiceSource employee?

A: There is no immediate change to your role or responsibilities at ServiceSource. We will continue to operate as usual as two separate companies until the acquisition is closed. After the close, Concentrix is committed to communicating any changes with transparency and clarity throughout the integration planning process and beyond.

We have talked many times about the fact that it takes all of us working together to successfully deliver for our clients. Concentrix recognizes the value that our team members provide and this acquisition does not change the importance of your role in our full-team approach to delivering solutions that build clients for life. Throughout close and the future integration of our companies, it will be critical for every Sourcer to remain focused on delivering to plan and continuing to take care of our clients and each other.

Q: Will I change teams or managers?

A: Until close, we will remain two separate companies in all respects. This means we will continue to operate as usual and there is no immediate change to your role or responsibilities.

Any decisions about how our teams will be structured or integrated following the close will be communicated in advance. Concentrix is committed to keeping all employees informed and will strive to communicate in a transparent fashion.

Q: Will my role, compensation or benefits change after ServiceSource becomes part of Concentrix?

A: We know you will have a lot of questions about what the future will look like. However, due to various legal restrictions associated with the acquisition process, we will not be able to answer many of these questions until after the acquisition closes.

Ultimately, we believe that our combination with Concentrix will provide new opportunities for your career growth and advancement as part of a larger, more diversified company. And, until close, we will remain as two entirely separate companies.

Q: What is the culture like at Concentrix?

A: The Concentrix culture was created to reflect how they differentiate themselves and how they interact with each other every day, as well as how they continue to strive for greatness using the 9 statements below as a guiding force.  The Concentrix culture reaches across generations, geographies and all organizational functions and has remained strong throughout their growth, a true testament to their value and commitment to their culture.

9 culture statements: We are fanatical about our clients and staff; We have high integrity with exemplary character; We are tenacious in our pursuit of excellence; We value knowledge, openness and transparency; We have contrarian views on how to run a business; We are bold in our decisions; We are disruptive in the marketplace; We invest in the future; we all contribute and are One Concentrix.

Q: When will we learn more?

A: We will continue to offer any new updates on SourceTalk LIVE, the SourceTalk Snack, on The Source and through our normal company communications channels as the acquisition progresses. If you have any questions you would like to see addressed on this topic, please send them to servicesourcenews@servicesource.com.

We will also hold a special SourceTalk to go over the news, hear from the President & CEO of Concentrix, Chris Caldwell, and answer your questions. Watch for your calendar invitation.

Q: What if I have more questions?

A: During the next several months, everyone will have questions as our two companies come together. We are committed to transparency throughout this process and we will tell you as much as we can, as soon as we can. Your manager or local human resources team member are also good resources to help you find answers. You can also reach out anytime to servicesourcenews@servicesource.com.

Q: What if someone from the media or an investor asks me about this acquisition?

A: Only designated people within the company are authorized to speak with members of the media or investment communities. Please forward any questions you receive to servicesourcenews@servicesource.com.

Q: What should I tell clients who ask me about the acquisition?

A: It’s ok to be enthusiastic about our combination, but unless you are designated to talk with our clients about this acquisition, you should forward any questions you receive to your team Director, Regional Vice President or department head. If you are a client-facing leader, you will receive a client statement and FAQ to help guide your conversations with clients.

Q: Can I post to social media about this news?

A: Because we are a publicly-traded company, we must follow Securities and Exchange Commission (SEC) guidelines for how we talk about this transaction. Because of this, please only Like or Share posts in their entirety that come from our company LinkedIn and Twitter pages.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that ServiceSource International, Inc. “SREV”) assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of SREV. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of SREV may not approve the merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of SREV’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of SREV to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on its operating results and businesses generally, or the risk the pending proposed transaction could distract management of SREV and it will incur substantial costs. All such factors are difficult to predict and are beyond SREV’s control, including those detailed in SREV’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.servicesource.com and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that SREV believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and SREV undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the pending acquisition of SREV by Concentrix (the “Transaction”). SREV intends to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the holders of SREV’s common stock to approve the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, SREV will mail the definitive Transaction Proxy Statement and a proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SECURITY HOLDERS OF SREV ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about SREV once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SREV will be available free of charge on SREV’s website at http://www.servicesource.com or to SREV’s stockholders by contacting Chad Lyne at investorrelations@servicesource.com.

Participants in the Solicitation

SREV and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of SREV’s common stock in respect of the Transaction. Information about the directors and executive officers of SREV is set forth in SREV’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022 (the “2022 Proxy Statement”). These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Transaction Proxy Statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the Transaction Proxy Statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from SREV using the contact information indicated above.